Exhibit 10.1

CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST, PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

AGREEMENT

DATED AS OF JANUARY 1st, 2005

BETWEEN

OFFICE CHÉRIFIEN DES PHOSPHATES,

a state owned entity of the Kingdom of Morocco

(as the Seller)

and

MISSISSIPPI PHOSPHATES CORPORATION

a Delaware corporation

(as the Buyer)

AGREEMENT

This Agreement, made and entered into as of January 1, 2005, by and between:

OFFICE CHERIFIEN DES PHOSPHATES (“OCP”)

2 Rue Al Abtal Hay Erraha

ex- Angle d’EI Jadida et Boulevard de la Grande Ceinture

Casablanca, Morocco,

on the one part,

and

MISSISSIPPI PHOSPHATES CORPORATION (“MPC”)

P. O. BOX 848,

Pascagoula, Mississippi, U. S. A. 39568-0848

on the other part,

WHEREAS, pursuant to the terms of this Agreement, MPC desires to purchase from OCP, and OCP desires to sell to MPC, all of MPC’s requirements of phosphate rock at its phosphate fertilizer manufacturing facility located at Pascagoula, Mississippi (the “Pascagoula Plant”).

NOW, THEREFORE, in consideration of these premises and the mutual promises set forth herein, OCP and MPC hereby agree as follows:

ARTICLE I

1.1 This Agreement shall be effective as of January 1, 2005 and shall continue for a term of three (3) years ending on December 31, 2007.

1.2 For purposes of this Agreement, a “Contract Year” hereunder shall mean a calendar year.

ARTICLE II

2.1 OCP hereby agrees to sell and deliver to MPC, and MPC agrees to purchase exclusively from OCP, all of MPC’s requirements of phosphate rock for MPC’s use at the Pascagoula Plant, which requirements are estimated to be between [***] and [***] metric tons per Contract Year of phosphate rock.

2.2 The phosphate rock to be sold and delivered to MPC shall be [***]. The parties contemplate that from time to time, it may be desirable to change the grade of rock supplied hereunder. Any such changes shall be negotiated between the parties and shall be evidenced by a written amendment to this Agreement.

ARTICLE III

3.1 On or before March 31st of each Contract Year, the parties will execute a Sale Contract Addendum with respect to such Contract Year, which shall contain the following information:

a. the Price for the Contract Year determined in accordance with Article IV hereof;

b. the billing and payment terms (if different from those set forth in Article V hereof or in the General Conditions Governing FOB Sale) applicable for the Contract Year;

c. any change in the grade and quality specifications of the phosphate rock to be sold during the Contract Year and any price adjustment associated therewith;

d. the estimated requirements of phosphate rock for the Contract Year; and

e. the chartering conditions if different from the Chartering Conditions on Shipment attached hereto.

The terms and conditions of this transaction which are not contained in this Agreement and the Exhibits hereto or in any Sale Contract Addendum for any Contract Year are incorporated into the following Appendices to this Agreement:

Appendix 1	-	Standard Specifications Chemical and Screen Analysis of Phosphate Rock

Appendix 2	-	General Conditions Governing FOB Sale

Appendix 3	-	Chartering Conditions on Shipment

In the event of any conflict between this Agreement and/or any Sale Contract Addendum, and any of the General Conditions Governing FOB Sale and the Chartering Conditions on Shipment, this Agreement and/or the Sale Contract Addendum shall control.

ARTICLE IV

4.1 For the first Contract Year (January 1, 2005 through December 31, 2005) the purchase price (expressed in U.S. Dollars) shall be $[***] per metric ton of phosphate rock, [***], FOB Casablanca or Jorf Lasfar.

4.2 With respect to the second Contract Year and each subsequent Contract Year, the parties shall negotiate towards a price for such Contract Year, taking into account the market situations of phosphate rock. [***]

4.3 During each Contract Year, the following price adjustments shall apply:

a. The purchase price shall be adjusted according to [***].

b. [***] will be deducted from [***], and adjustment will be made according to [***].

c. The purchase price for each shipment of semi-wet rock shall be [***].

ARTICLE V

5.1 To the extent inconsistent with this Article V, Invoicing and Payment, of the General Conditions Governing FOB Sale shall be superseded by this Article V.

5.2 During each Contract Year, deliveries of phosphate rock shall be invoiced as of [***] and shall be due and payable [***].

5.3 All payments to OCP shall be made in U.S. Dollars by wire transfer of immediately available funds to such bank account as OCP shall designate.

5.4 [***]

ARTICLE VI

6.1 The parties hereto acknowledge that it is a material inducement to OCP’s entering into this Agreement that PHI has entered into a guaranty agreement in the form of Exhibit A hereto.

6.2 In consideration of the OCP’s agreement to provide to MPC all of its requirements for phosphate rock and for other good and valuable consideration, [***]. The parties acknowledge that [***] is a material inducement for [***] to enter into this Agreement.

ARTICLE VII

7.1 OCP may, at its option, terminate this Agreement without indemnity upon the occurrence of any of the following events:

(a) if MPC or PHI shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect); (iv) file a petition seeking to take advantage of any other law providing for the relief of debtors; (v) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against MPC in any involuntary case under the United States Bankruptcy Code; or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(b) if a proceeding or case shall be commenced against MPC or PHI in any court of competent jurisdiction for the (i) winding up, or composition or readjustment of its debts; (ii) appointment of a trustee, receiver, custodian, liquidator or the like of MPC or PHI or of all or any substantial part of its assets; or (iii) similar relief in respect of MPC under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days, or an order for relief against MPC or PHI shall be entered in an involuntary case under the United States Bankruptcy Code.

(c) MPC or PHI shall fail to make payment to OCP in respect of any amount due hereunder or in respect of any other obligation of MPC or PHI to OCP after giving effect to any cure period afforded thereunder, which in no event should be less than seven (7) days.

7.2 In addition to such other rights or remedies that OCP may have hereunder, at law or in equity, if MPC or PHI has failed to make payment to OCP within (a) in the case of any payment is due in respect of deliveries made to MPC seven (7) calendar days of the date on which such payment is due, or (b) in the case of any other amount due by MPC or PHI to OCP under this Agreement or any other agreement five (5) calendar days of the date on which such payment is due, OCP may suspend deliveries without any notice, without indemnity, unless MPC has delivered to OCP an irrevocable letter of credit or bank guarantee, in each case, in form and substance satisfactory to OCP in its sole discretion, in an aggregate amount available to be drawn at all times greater than or equal to the amount then due to OCP in respect of such delivery, and from a financial institution acceptable to OCP. Such letter of credit or bank guarantee shall remain valid for a period of sixty (60) days, which may be extended at the request of either party.

ARTICLE VIII

MPC makes the following representations and warranties to and in favor of OCP:

8.1 MPC (a) is duly constituted, validly existing and in good standing under the laws of its state of organization; (b) is duly qualified, authorized to do business and in good standing in Mississippi; and (c) has all requisite power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as now proposed to be conducted in respect of the Plant. MPC is the direct owner of the Plant.

8.2 MPC has duly authorized, executed and delivered this Agreement and the execution and delivery thereof and its consummation of the transactions contemplated hereby and the compliance with the terms thereof:

(a) does not or will not contravene its bylaws or any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a governmental authority or law applicable to or binding on such person or any of its properties which, in the case of such requirements, could reasonably be expected to have a material adverse effect;

(b) does not or will not contravene or result in any breach of or constitute any default under, or result in or require the creation of any lien upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; and

(c) does not or will not require the consent or approval of any person which has not already been obtained.

8.3 This Agreement is a legal, valid and binding obligation of MPC, enforceable against MPC in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

8.4 There are no violations by MPC of any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a governmental authority or law applicable to or binding on such person or any of its properties which could reasonably be expected to have a material adverse effect.

ARTICLE IX

9.1 This Agreement and all ancillary documents being based on good faith, the parties concerned expressly declare their willingness to amicably resolve any disputes which may arise between them from the interpretation or implementation hereof.

9.2 Any dispute which cannot be amicably resolved arising from this Agreement, any Sale Contract Addendum, the General Conditions Governing FOB Sale or the Chartering Conditions on Shipment shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules. The Arbitration Tribunal shall sit in Paris, France. This Agreement, any Sale Contract Addendum, the General Conditions Governing FOB Sale and the Chartering Conditions on Shipment shall be governed by French law. The foregoing shall supersede the first paragraph of Article XIII, Arbitration, of the General Conditions Governing FOB Sale.

ARTICLE X

10.1 Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:

If to the MPC:	Mississippi Phosphates Corporation 601 Industrial Road Pascagoula, Mississippi 39568 Telephone: (228) 712-3301 Facsimile: (228) 762-4173 Attn: Robert Jones

With a copy to:

If to the OCP:

Office Chérifien des Phosphates

2, Rue Al Abtal (ex-Angle Route d’EI Jadida et Boulevard de

la Grande Ceinture) Hay Erraha

Casablanca, Morocco

Telephone: (212)-22-23-04-24

Telecopy: (212)-22-23-06-35

Attn: Directeur Général

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by international overnight (or fastest possible) delivery service (including Federal Express, ETA, Emery, DHL, AirBorne and other similar delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile or (e) electronic mail transmission. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by direct written electronic means shall be deemed to have been validly and effectively given on the day (if a business day and, if not, on the next following business day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following business day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location upon 30 days’ notice to the other parties in the manner set forth above.

10.2 This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

10.3 This Agreement, and any instrument or agreement required hereunder, shall be governed by, and construed under, the laws of FRANCE.

10.4 In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.5 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, however, that none of this Agreement or the rights or obligations of MPC hereunder may be assigned, encumbered, pledged, hypothecated or otherwise transfer, directly or indirectly, including, by operation of law, without the prior written consent of OCP, which consent may be withheld in its sole discretion.

10.6 The parties hereto acknowledge and agree that OCP’s obligations under this Agreement are performed in their entirety upon the delivery of the purchased phosphate rock to the designated FOB vessel location.

10.7 THIS AGREEMENT SHALL NOT CONSTITUTE, GIVE EFFECT TO OR OTHERWISE IMPLY A JOINT VENTURE, POOLING ARRANGEMENT, AGENCY RELATIONSHIP, PARTNERSHIP, OR FORMAL OR INFORMAL BUSINESS ORGANIZATION OF ANY KIND. THE PARTIES AGREE THAT THE SELLER IS NOT ENGAGED IN ANY ASPECT OF THE OWNERSHIP OR OPERATION OF THE BUYERS’ BUSINESS.

10.8 No amendment or modification of this Agreement shall be effective unless in writing and signed by each of the parties and designated in such writing as an amendment hereto or an amendment to any Exhibit or Sale Contract Addendum hereto.

10.9 Each party agrees to use all reasonable efforts to keep information obtained by it pursuant hereto confidential in accordance with such party’s customary practices and industry standards and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such party’s employees, representatives, attorneys, lenders and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information and agree to be bound by the provisions hereof, (b) to the extent such information presently is or hereafter becomes available to such party on a non-confidential basis from a source other than the other party thereof, or (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by regulators or auditors.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals and made effective as of the first day of January, 2005.

MISSISSIPPI PHOSPHATES CORPORATION

By:	/s/ Robert E. Jones
Name:	Robert E. Jones
Title:	Chief Executive Officer

OFFICE CHÉRIFIEN DES PHOSPHATES

By:	/s/ El-houssine EL KORNO
Name:	El-houssine EL KORNO
Title:	Sales Director

By:	/s/ Abdeljabbar BENNIS
Name:	Abdeljabbar BENNIS
Title:	International Partnerships Director

Appendix 1

Indicative Chemical and Screen Analysis of Phosphate Rock

Chemical Analysis

-P205	[***]
-CO2	[***]
-SO3	[***]
-SIO2	[***]
-CAO	[***]
-MGO	[***]
-F2O3	[***]
-AL203	[***]
-NA2O	[***]
-K2O	[***]
-F	[***]
-CL	[***]
-C.ORG	[***]

SCREEN ANALYSIS

>2.000	[***]
>1.000	[***]
>800	[***]
>630	[***]
>500	[***]
>400	[***]
>315	[***]
>200	[***]
>160	[***]
>80	[***]
>50	[***]

PHOSPHATE ROCK

GENERAL CONDITIONS GOVERNING FOB SALE

1.	ORIGIN OF PRODUCT

Phosphate rock supplied by the Seller shall be natural phosphate of lime of Moroccan origin.

2.	DELIVERIES - CHARTERING

A/ - Deliveries shall be made in bulk on board vessels chartered by the Buyer and shall be spread as evenly as possible over all the duration of the sale contract.

Phosphate rock of other origins shall not be loaded on vessels thus chartered without prior authorization of the Seller.

B/ - Prior to the chartering of each vessel, the Buyer shall secure the agreement of the Seller on the specifications of the vessel as well as on the quality and quantity of phosphate rock to be loaded and on laydays.

The Seller shall then indicate the amount of the deposit for disbursments at the loading port to be made by the Shipowner.

If the product to be loaded is available in two ports, it shall be the option of the Seller to load in either of these ports. Such option shall however be announced by the Seller at the latest when he receives the seventy two (72) hours notice provided for in the “Chartering Conditions on Shipment” annexed hereto.

With the Seller’s agreement, other lots of the same grade to be shipped to other Receivers may be loaded on board the vessel chartered by the Buyer. In such case, if the various lots are not stowed in separate holds, they will be invoiced to each Receiver on the basis of the corresponding individual bill of lading, the Seller not being involved in the distribution of the cargo at the unloading port.

C/ - Vessels for transportation of phosphate rock shall be chartered under the conditions annexed hereto (Chartering Conditions on Shipment).

In case the Charter Party signed by the Buyer does not, for whatever reason, include such conditions or the ship’s Master refuses to abide by them, the Seller shall debit the Buyer with any ensuing difference.

D/ - Prior to arrival of the vessel at the loading port, the Shipowner shall credit the Seller’s account, at a bank to be indicated by the latter, with a sufficient deposit in US Dollars to cover disbursments at the loading port, including possible despatch-money.

Should such a deposit not be made in due time or its amount not be sufficient to cover actual disbursments, the Seller shall reserve the right to refuse loading or keep the vessel until such time when necessary funds are received.

If however the Seller were to allow the ship’s Master to hold over payment of whole or part of the amount of the disbursments in pursuance of Clause C of the Chartering Conditions on Shipment, the Buyer shall be advised by the Seller accordingly and shall be responsible vis-a-vis the Seller for the settlement of all the amount remaining due increased by an interest on arrears of 1% for each month as from the bill of lading date; a portion of a month being counted as a whole month.

1

PHOSPHATE ROCK :
General conditions governing FOB sale	page 2

E/ - As soon as the vessel has left the loading port, the Seller shall inform the Buyer, by telex or telegraph, of the quantity loaded as well as the day and time of departure of the vessel, her estimated date of arrival at the unloading port and, should it be the case, the amount of disbursments or the part of disbursments which has not been paid in cash.

3.	WEIGHING - SAMPLING

A/ - The Buyer has the faculty to be present or represented at the weighing operations which shall be made while product is being loaded on the vessel. Should this faculty not be used, the weighing operations as performed by the Seller shall be final and only results thereof shall be binding.

B/ - For the purpose of establishing the moisture, BPL and Feral contents of the product, samples shall be drawn during the loading operations according to the usual methods. Phosphate rock thus drawn shall be used to make up six (6) two-bottle samples which shall be sealed by the Seller. One sample shall be sent to the Buyer by the ship’s mail or by postal mail while the others shall be kept by the Seller for a period of six (6) weeks.

The Buyer has also the faculty to be present or represented at the sampling operations as described above. Should this faculty not be used, the operations as performed by the Seller shall be final and only samples thus drawn shall be binding.

4.	ANALYSES

A/ - As soon as possible after each shipment, the Buyer and the Seller shall exchange, at a date to be agreed upon, the results of analyses made in their respective laboratories on the samples drawn during the loading operations displaying both moisture content of the product as delivered and dry basis BPL concentration.

In case the difference between the dry basis BPL contents shown by the two analyses is below or equal to one BPL unit per cent, the average of moisture contents of the product as delivered and the average of dry basis BPL contents shall be taken into consideration as concerns the corresponding cargo for the drafting of the debit or credit note provided for in Article 7 below.

B/ - In case the difference between the dry basis BPL contents shown by the two analyses is above one BPL unit per cent, one of the samples drawn during the loading operations shall be handed over by the Seller to the arbitration laboratory jointly appointed by the two parties.

Results of the analysis performed by such laboratory shall be accepted as final by the two parties and shall be taken into consideration for the drafting of the debit or credit note provided for in Article 7 below.

The cost of the arbitration analysis shall be borne by the party whose own findings display the largest difference with the dry basis BPL content shown by the arbitration analysis.

5.	PRICE

A/ - The FOB price applies to one metric ton of [***] equal to the grade of reference.

B/ - The price shall be readjusted according to the final results of analysis for each cargo as reached in persuance of Article 4 above, on a Rise/Fall basis per metric ton and [***] the grade of reference.

C/ - The Seller shall undertake to load and spout trim phosphate rock on board the Buyer’s vessel (excluding any special trimming and levelling, which shall be borne by the Shipowner).

PHOSPHATE ROCK :
General conditions governing FOB sale	page 3

The cost of this loading operation is included in the price as defined above.

D/ - With the exception of export tax, all dues, duties and taxes to be paid under the regulations in force on goods or services or on the vessel for these goods or services when leaving the loading port, including dues, duties and taxes related to import into the receiving country, are not included in the price and shall therefore be borne by the Buyer when they are not at the Shipowner’s expenses.

6.	INVOICING AND PAYMENT

A/ - The invoice for each shipment shall be due [***].

B/ - [***]

Debit notes shall be settled in cash by telegraphic transfer. The Buyer, as soon as he issues instructions to the bank for payment, shall send to the Seller a telex specifying the amount paid, the value date and the corresponding invoices and notes.

[***]

C/ - Each delivery being considered as a separate deal, the Seller may suspend deliveries for non-settlement of an invoice or a debit note.

If the Buyer goes into liquidation or bankruptcy or if he fails, whatever the reason be, to conform to the payment conditions agreed upon, the Seller shall reserve the right to cancel the contract with respect to the balance of deliveries. As for the quantities already delivered but still floating, the Seller may exercise his right to retain the cargo or the part of the cargo attributed to the Buyer.

In both cases, the Buyer shall remain accountable for the possible charges and damages thereof.

7.	READJUSTMENT

A/ - At the end of each semester, the amount to be invoiced for each of the shipments made during that semester, shall be readjusted according to the moisture content and to the dry basis BPL concentration shown by the corresponding analysis as reached in pursuance of Article 4 above.

Such readjustment shall be used as a basis for a debit or a credit note to be sent by the Seller to the Buyer.

B/ - In case of dispute over Feral content of a cargo, the Seller shall request the arbitration laboratory to perform an analysis of the element in question on one of the samples drawn during the loading operations.

Should the arbitration analysis establish that Feral content, at the departure from the loading port, is higher than [***].

C/ - Readjustment shall in no case be accepted as a justification for delay in payment of invoices and debit notes related to the delivery.

PHOSPHATE ROCK :
General conditions governing FOB sale	page 4

8.	INSURANCE

Phosphate rock shall be considered to have been delivered at the moment when it has actually passed on board the vessel at the loading port.

Insurance against all risks, be they marine or other, covering the value of phosphate rock increased, should it be the case, by disbursments or the part of disbursments which have not been paid in cash at the loading port, shall not be borne by the Seller who declines any responsibility for damages which may occur to the cargo from the moment when phosphate rock has been loaded.

9.	RESALE AND ASSIGNMENT

Phosphate rock shall be used in the Buyer’s own plants. It may not be resold as such without the Seller’s written consent.

Should the Buyer lose, through transfer of ownership or merger or for any other reason, the property of his plants as they stand at the time of signature of the sale contract, the quantities of product remaining to be delivered shall be assigned, with the Seller’s consent, to the new owners or successors, whether universal or not.

The Seller shall however reserve the right simply to cancel the delivery of such quantities and the cancellation in such case shall give rise to no indemnity.

10.	FORCE MAJEURE

Any war, any prohibition or restriction, from a Government or local authority, affecting either the receiving country or the areas involved in the shipping of product, floods, cyclones, earthquakes, fires, epidemics, general or partial strikes, whenever they may occur, lock-outs, stoppage of production in the Seller’s operations or in the railway system transporting phosphate rock to the loading ports and any other cause beyond the control of the Seller and which impedes production, transportation or loading of phosphate rock represent, by express agreement, a case of force majeure. The party affected shall have to give notice of the event to the other party by registered letter and the only justification to be produced by the party affected shall be the evidence of the event invoked.

In a case such as mentioned above, shipments may be suspended until such hindrances are overcome or removed. Should the interruption of deliveries last more than three (3) months, the shipments thus delayed may be cancelled by either party and such cancellation shall be notified by registered letter. Cancellation of this nature shall give rise to no indemnity.

11.	[***]

12.	ARBITRATION

All disputes arising in connection with the sale contract shall be finally settled through arbitration to take place in Casablanca under the Rules of Conciliation and Arbitration of the International Chamber of Commerce of Paris by one or more arbitrators appointed in accordance with these Rules, Moroccan law being applied as to the substance of the matter.

Judicial acceptance and enforcement of the arbitration award may be requested by either party from any court having jurisdiction, in any country, on submission of the original copy or a duly certified copy of the award as well as the original copy or a duly certified copy of the sale contract.

The termination of the sale contract shall not prejudice any rights accruing at or before or in connection with the termination thereof or any remedies or proceedings with respect to such rights. The provisions of the sale contract with regard to arbitration shall have effect notwithstanding the termination thereof.

PHOSPHATE ROCK :
General conditions governing FOB sale	page 5

MADE OUT IN DUPLICATE

At	At

On	On

THE BUYER,	THE SELLER,

CHARTERING CONDITIONS ON SHIPMENT

AFRICANPHOS C/P

Concerning the chartering which will be effected by Buyers for the transportation of phosphate, the charterparty will have to stipulate the following conditions :

A - Before leaving his last port of discharge and at least three days before arriving at Safi or Jorf Lasfar or Laayoune or Casablanca, the Captain has to telegraph to :

PHOSPHATE·SAFI if loading is at Safi - Telex n’ 71708 – 71784

Postal address : OffIce Chériflen des Phosphates, Service des Embarquements, Boîte Postale 26, Safi

PHOSPHAT -·CASABLANCA if loading is at Casablanca - Telex n’ 25987 – 25095

Postal address: Office Chériflen des Phosphates, Service des Embarquements, Boîte Postale 119, Casablanca

PHOSTLS if loading is at Laayoune - Telex n’ 26796 – 26614

Postal address : PHOSPHATES DE BOUCRAA S.A. Boîte Postale : 26 - 10I Laayoune

MARPHORE if loading is at Jorf Lasfar - Telex n’ 78964

stating the probable date of vessel’s arrival, failing which an extra twenty four hours to be allowed to Shippers for loading.

In case telegraphic address is not admitted, the Captain will use postal address as Indicated above.

B - At loading port, the vessel shall be consigned for her phosphate cargo and customs business to Shippers. Owners to pay in cash at loading port and, according to the total tonnage loaded the sum hereunder stipulated (in Dirhams (DH) per metric ton loaded) as agency fee, Shippers having the right to choose at their expense the Shipbroker who will attend to Customs formalities :

from 1 to 3000 tons : 8.500 DH	from 10001 to 12500 tons: 16.000 DH	from 25001 to 30000 tons: 27.000 DH
from 3001 to 4000 tons : 10.000 DH	from 12501 to 15000 tons: 18.000 DH	from 30001 to 35000 tons: 30.000 DH
from 4001 to 5000 tons : 11.000 DH	from 15001 to 17500 tons: 20.000 DH	from 35001 to 40000 tons: 33.000 DH
from 5001 to 7500 tons : 12.000 DH	from 17501 to 20000 tons: 22.000 DH	above…….… 40000 tons: 33.000 DH
from 7501 to 10000 tons : 14.000 DH	from 20001 to 25000 tons: 24.000 DH	plus 1.000 dirhams per 2000 tons or fraction above 40000 tons.

Should the Captain fail to apply to the Shippers’ Agents named in the present charter, the Owners shall, in any case, pay to Shippers the agency fee mentioned above.

C - At port of loading, vessel to pay all customary dues and port expenses, all tolls (péages) as well as all other charges customarily paid by the vessel, at the rates ruling on the date of the bill of lading. In application of the lawful regulations in force in Morocco, Owners shall pay in cash at port of loading all their disbursments including amounts due by them under clauses B, D and I. A sufficient amount for ship disbursments only, not exceeding one third of the freight, may be advanced to the Captain if required by him. In any case, an interest on arrears of I%. per month, a portion of month being counted as a whole month, shall be applied to the amount remaining due. A receipt of the latter to be endorsed on the bills of lading by the Captain. Shippers shall not be held responsible for the employment of these advances. The Shippers decline all responsibility towards Owners or Charterers, if, in order to avoid delaying the vessel’s departure, they shall be called upon, on justification of the expenses, to advance the Captain amounts over and above one third of the freight.

D - The vessel will be loaded in turn not exceeding 48 running hours, Sundays, legal and local holidays Included, counting from 7 a.m. or 1 p.m. after the vessel having been admitted in free pratique and written notice having been given to Shippers between usual office hours that she is ready to load. The cargo will be loaded into vessel’s holds by Shippers. The Owners shall pay in case of FAS sale 2 US Dollars plus value added tax per ton of one thousand kilos loaded (bill of lading weight) for this operation. Levelling or any other special trimming required by the Captain shall be in all cases at Owners’ expense and risk.

Vessel to supply free of charge the full use of windlasses, winches and necessary power. All supplementary expenses for working outside usual hours to be for account of the party ordering same and, to be charged at the tariff according to the custom of the port. It is however pointed out that if such work is done at Shippers’ request without the use of the vessel’s derricks, the expenses charged by the Master may not exceed £ 12.00 per shift and will only be payable for actual hours of working.

E - Laydays to commence on expiry of turn according to clause D above or, if there is no turn at 1 p.m. if the vessel complies with the prescribed conditions before noon, and at 7 a.m. on the following day if she compiles with the said conditions after noon, the Captain or his representative having advised Shippers in writing that he is ready to load and that the vessel, being in free pratique, has occupied the berth indicated by the Shippers. Legal and local holidays, each being considered as a day of 24 hours, and the time between 1 p.m. on Saturday and 7 a.m, on Monday shall not count as laydays, but if the loading proceeds during these periods or before laytime commences, only half time such employed shall be deducted from the time saved for the calculation of despatch-money.

If necessary, vessel’s holds shall be cleaned at vessel’s expense before loading commences. All time occupied in shifting berths at Shippers’ request shall count as laytime. Time allowed will be calculated based on the bill of lading weight expressed in metric tons.

Days to be of 24 consecutive hours, weather permitting (portions prorata) force majeure excepted.

1

Chartering conditions on shipment	Page 2
Africanphos C/P

The Captain is to facilitate the rapid loading of his vessel by all means on board. Vessel shall leave the loading berth as soon as loading is completed if the Captain is required to do so, failing which Owners are to indemnify Shippers for time so lost at the demurrage rate stipulated in clauses I. Any delays which may be attributed to the vessel or her crew are not to count as laytlme.

F - Provided the vessel puts at least two workable hatches at Shippers’ disposal at loading (at Casablanca, Safi, Jorf Lasfar and Laayoune) the dally rate for loading to be (in metric tons) :

* 3.000 tons with minimum time of 36 hours allowed for a loaded quantity up to 9.999 tons
* 3.600 tons for 10.000 to 14.999 tons, loaded quantity	* 7.500	tons for 25.000	to 29.999 tons, loaded quantity
* 4.500 tons for 15.000 to 19.999 tons, loaded quantity	* 9.000	tons for 30.000	to 39.999 tons, loaded quantity
* 6.000 tons for 20.000 to 24.999 tons, loaded quantity	* I0.000	tons for 40.000	tons and above.

If however the vessel provides a lower number of workable hatches than called for above the loading rate to be reduced in proportion to the number of workable hatches put at the Shiper’s disposal.

The vessel will be loaded in the customary manner alongside the wharf reserved to Shippers at the berth indicated by them and according to their orders.

Shippers have the right to load by day and by night without interruption by all the hatches of the holds intented to receive the cargo.

G - Shippers guarantee that vessels can load and sail from their usual loading berth with a draught of :

At Casablanca	: 30’ at berths N’ 1 and 2 ; 36’ at berth N’ 3
At Safi	: 30’
At Jorf Lasfar	: 44’ at berth N’ 1
At Laayoune	: 52’ at berth N’ 2

Should the vessel’s draft make it necessary to complete loading at another berth or in the roads, Captain to obtain the necessary lighters at Owners’ expense. The risk and cost of transport from the wharf to another berth or to the roads and transshipment expenses are to be borne by the vessel, and the time spent in loading at such other berth or in the roads and in shifting, not count as laytime.

H - Should loading be rendered impossible in consequence of a strike, lock-out or any other cause of force majeure beyond the Shippers’ control, latter to give written notice to Receivers-Charterers (eventually by telegramm) latest on receipt of the telegraphic notice stipulated in clause A. If vessels have already telegraphed this· preliminary notice, Shippers shall notify them and Receivers-Charterers of the case of force majeure as soon as this is known to them.

At any time before vessel’s arrival at loading port or before loading commences Receivers-Charteres may notify Shippers of their intention to cancel the charter-party.

This cancellation is to become effective if within 48 running hours following the receipt of this notification shippers have not declared that they are able to load. In case the charter-party should be maintained, the time shall count as stipulated in article the case of force majeure.

At any time during the interruption of the loading owing to force majeure, Shippers have the right to ask the Receivers-Charterers to cancel the charter-party by giving 48 running hours notice.

If the vessel has started loading, the Captain to have option of sailing 48 running hours after the interruption through force majeure with the quantity loaded unless within this delay, shippers declare that they are able to load, time counting notwithstanding the invoked case of force majeure. Should the vessel sail with a part of cargo, shippers could not be mixed up in the discussion between Charterers and Owners concerning the freight settlement of part of the cargo.

I - Demurrage at loading port if any, to be paid to Owners at the rate of 0.16 U$ Dollars per gross register ton per running day (portions prorata).

For all working time saved at port of loading, Owners to pay In cash to Shippers despatch-money at half of the demurrage rate per day (portions prorata). It is understood that despatch-money will only be calculated on time saved after expiration of the actual turn, if any (see clause E.) Any delays which may be attributed to the vessel or her crew shall not count as laydays.

Chartering conditions on shipment	Page 3
Africanphos C/P

J - Should only part of the vessel be chartered, the Owners shall have the option of completing her, in agreement with Charterers and OffIce Chériflen des Phosphates, up to a full cargo with other goods, either before or after Ioading the phosphate. Owners shall ensure under penalty of damages, proper separation of such goods from the phosphate in order to avoid any mixing or communication of moisture, such goods, however, not to consist of either ore or phosphate of whatsoever origin, unless autohorized by the Office Chériflen des Phosphates. Under no circumstances shall the complementary cargo be discharged at the same time as the phosphate.

In order to determine moisture of phosphate acquired during the transport, Captain to receive a sample taken during the loading in accordance with the contract.

K - In case of dispute between the Shippers and Captain on the interpretation of the clauses of the charter-party, the Captain will sign papers or official documents as presented to him by the Shippers, in as many copies as required by them in respect of all or part of the cargo on board, endorsing his objections, any discussion on the matter being reserved to Owners.

MADE OUT IN DUPLICATE

At	At

On	On

THE BUYER,	THE SELLER,

EXHIBIT A

GUARANTY

GUARANTY, dated as of January 1, 2005 by PHOSPHATE HOLDINGS, INC. (the “Guarantor”), in favor of OFFICE CHÉRIFIEN DES PHOSPHATES (“OCP”).

1.	Concurrently herewith, MISSISSIPPI PHOSPHATES CORPORATION, (“MPC”), a wholly owned subsidiary of, the Guarantor, shall enter into an agreement with OCP for the purchase and sale of all of its requirements for phosphate rock at its Pascagoula Plant (the “Requirements Contract”).

2.	Among other things, it is a condition precedent to OCP’s entering into the Requirements Contract that MPC shall have delivered a note to OCP for the payment of $[***] (the “Note”) and that the Guarantor shall have executed and delivered this Guaranty of the obligations of MPC under the Requirements Contract and the Note; and

3.	The Guarantor will derive substantial direct and indirect benefit from the transactions contemplated under the Requirements Contract and, accordingly, desires to execute the Guaranty in order to satisfy the conditions described in the preceding statement and to induce OCP to enter into the Requirements Contract.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with OCP as follows:

SECTION 1. DEFINED TERMS.

Capitalized terms used in this Guaranty and not otherwise defined in this Guaranty are used herein with the same meanings assigned to such terms in the Requirements Contract. All terms defined in this Guaranty in the singular shall have the same meanings when used in the plural and vice versa. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section, subsection, schedule and exhibit references are to this Guaranty unless otherwise specified. The following term shall have the following meaning:

“Guaranteed Obligations”: any and all liabilities, obligations and indebtedness of MPC to OCP for the payment of all amounts, liabilities, obligations and indebtedness (whether for principal, interest (including, but not-limited to, interest accruing after the maturity of the obligations guaranteed hereunder and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to MPC, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges, indemnification or otherwise), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of, or in connection with, MPC’s obligations under the Requirements Contract, the Note and any other document made, delivered, or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, but not limited to, all fees and disbursements of counsel to OCP) that are required to be paid by MPC or the Guarantor pursuant to the terms of the Requirements Contract, the Note or this Guaranty.

SECTION 2. GUARANTY.

The Guarantor hereby irrevocably and unconditionally guarantees to OCP and its successors and assigns, the prompt and complete payment and performance by MPC when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in each case strictly in accordance with their terms. The Guarantor hereby further agrees that if MPC shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Guarantor will immediately pay the same, without any demand or notice whatsoever (other than notices as provided hereunder), and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the Guarantor will immediately pay the same, without any demand or notice whatsoever (other than notices as provided hereunder), in accordance with the terms of such extension or renewal. This Guaranty is irrevocable in nature and is made with respect to any Guaranteed Obligations now existing or hereafter arising. The Guarantor’s liability under this Guaranty shall continue until full satisfaction of all Guaranteed Obligations. This Guaranty is a guaranty of due and punctual payment and performance and is not merely a guaranty of collection. This Guaranty, shall remain in full force and effect until terminated and released as provided in Section 10 hereof, notwithstanding that from time to time prior thereto MPC may be free from any obligations guaranteed hereunder.

SECTION 3. ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTY.

3.1 Absolute Guaranty. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of the Guaranteed Obligations, and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the provisions of this Guaranty, in every case irrespective of:

(a) the validity, legality, genuineness, regularity or enforceability of the Guaranteed Obligations, the Requirements Contract, the Note, or this Guaranty or any other agreement or instrument relating thereto or any collateral therefor;

(b) any bankruptcy or insolvency of MPC or any other person or the dissolution or liquidation of MPC or any other person or the discharge of MPC’s or such person’s obligations in bankruptcy;

(c) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms or rights of OCP with respect to this Guaranty or the obligations guaranteed hereunder;

(d) any change in the term, manner or place of payment of, or any other term of, all or any part of the Guaranteed Obligations or any amendment or waiver of or any consent to departure from any of the Guaranteed Obligations;

(e) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority required in Connection with the payment of such Guaranteed Obligations by the Guarantor;

(f) any change in the name, stock ownership, membership, constitution or place of formation of MPC, or the Guarantor, or any change of MPC, or the Guarantor into another form of business entity;

(g) any termination of the legal existence of MPC or the Guarantor, or the termination of any legal obligation of MPC or the Guarantor to discharge the Guaranteed Obligations undertaken or purported to be undertaken by it or on its behalf (other than that the Guaranteed Obligations have been paid or performed in accordance with their terms);

(h) any inability to recover in full any of the moneys included in the Guaranteed Obligations by operation of law or for any other reason, or any impossibility or impracticality of performance, illegality, force majeure, action or nonaction of government, or other circumstance that might otherwise constitute a legal or equitable defense available to, or resulting in the discharge of, a surety or guarantor (other than that the Guaranteed Obligations have been paid or performed in accordance with their terms); or

(i) any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 3, that constitutes, or might be construed to constitute, an equitable or legal discharge of the MPC or the Guarantor with respect to the Guaranteed Obligations.

This Guaranty is not conditioned upon any requirement that OCP first attempt to collect any of the Guaranteed Obligations from any other person or resort to any collateral held as security or any other means of obtaining payment of any of the Guaranteed Obligations. The obligations of the Guarantor under this Guaranty are independent of the obligations of MPC under the Requirements Contract and the Note, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against MPC or whether MPC is joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or enforcement thereof. Any payment by MPC or other circumstance which operates to toll the statute of limitations as to MPC shall operate to toll the statute of limitations as to the Guarantor,

3.2 Reinstatement. Notwithstanding anything to the contrary contained herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or part thereof, under this Guaranty is rescinded or must otherwise be returned or restored by OCP upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of MPC or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, MPC or any substantial part of its property, or otherwise, all as though such payment had not been made. The obligations of the Guarantor under this Guaranty shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason, on the part of the Guarantor, MPC or any other person (other than that the Guaranteed Obligations have been paid or performed in accordance with their terms).

3.3 Payments. All payments hereunder shall be made in U.S. dollars in immediately available funds. The Guarantor agrees that whenever it shall make any payment to OCP on account of its obligations hereunder, it will notify OCP that such payment is being made under this Guaranty for such purpose. All amounts paid hereunder shall be paid free and clear of, and without deduction or withholding for or on account of, any taxes, levies, fees, imposts, duties, assessments or other charges (“Withholding Taxes”). If any Withholding Taxes are required by law to be deducted or withheld from any payment hereunder, the Guarantor shall increase such payment so that the party receiving such payment shall receive, after deduction or withholding of such Withholding Taxes, the full amount provided for in this Guaranty.

3.4 Assignments by OCP. Without limiting the generality of the foregoing, OCP may assign or otherwise transfer all or any portion of its rights and obligations under the Requirements Contract and the Note to any other person, to the extent permitted by the terms thereof.

3.5 Additional Guaranty. This Guaranty shall be in addition to any other guaranty or other security for the Guaranteed Obligations and shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

In order to induce OCP to enter into the Requirements Contract and take the other actions contemplated by the Requirements Contract, the Guarantor represents and warrants that:

4.1 Existence and Business. The Guarantor is a corporation duly formed and validly existing under the laws of its jurisdiction of organization and has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform its obligations under this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty.

4.2 Enforceable Obligations. This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

4.3 No Legal Bar. Neither the execution, delivery and performance by the Guarantor of this Guaranty, nor compliance by it of the terms and provisions hereof, will not violate any requirement of law applicable to, or contractual obligation of, the Guarantor and will not result in, or require, the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation,

4.4 Governmental Approvals and Other Consents and Approvals. Except for those that have been duly obtained and are in full force and effect, no governmental approvals or other consents or approvals or notices of or to any person are required in connection with the execution, delivery, performance (by the Guarantor), validity or enforceability of this Guaranty.

4.5 No Proceeding or Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Guarantor, threatened against or affecting the Guarantor, or against or affecting any of its properties, rights, revenues or assets with respect to this Guaranty or any of the transactions contemplated hereby.

4.6 No Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

4.7 No Reliance. The Guarantor has, independently and without reliance upon OCP and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

SECTION 5. GUARANTOR’S COVENANTS.

5.1 Corporate Existence. The Guarantor shall preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, the Guarantor shall not be required to preserve any right or franchise if the Guarantor determines that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and that the loss thereof would not materially adversely affect the business, financial condition or results of operations of the Guarantor taken as a whole or the ability of the Guarantor to perform its obligations under this Guaranty.

5.2 Performance. The Guarantor shall observe and perform all provisions contained in this Guaranty to be observed or performed by it in accordance with the terms hereof and within the times permitted hereby and will maintain, or cause to be maintained, the validity and effectiveness of this Guaranty.

5.3 Compliance With Laws, Etc. The Guarantor shall comply with all requirements of law to the extent noncompliance could reasonably be expected to have a material adverse effect on, or give rise to any lien on, the properties, business, operations, prospects or condition (financial or otherwise) of the Guarantor, or the Guarantor’s ability to perform its obligations under this Guaranty.

5.4 Mergers, Etc. The Guarantor shall not merge into or consolidate with any other person if the Guarantor is not the surviving corporation, unless such person executes and delivers to OCP on or prior to the effective date of such merger or consolidation documents (together with supporting legal opinions) reasonably satisfactory in form and substance to OCP pursuant to which such person acknowledges and assumes all obligations of the Guarantor hereunder.

SECTION 6. OCP’S PERFORMANCE OF DUTIES; LIMITATIONS.

6.1 No Duty on QCP’s Part. The Guarantor assumes the responsibility for being and keeping informed of the financial condition of MPC and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed .Obligations and agrees that OCP shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance or the occurrence of any default or event of default under the Requirements Contract or the Note. The Guarantor acknowledges that no representation has been made to the Guarantor concerning the financial condition of MPC by OCP.

SECTION 7. WAIVERS BY THE GUARANTOR.

The Guarantor hereby waives, to the maximum extent not prohibited by law: (a) all rights to require OCP to proceed against MPC or any other person at any time or to protect, secure, perfect or insure any security interest or lien on any collateral subject thereto or to proceed against or exhaust any right or take any action against MPC or any other person or entity or any collateral, if any, held by OCP or granted for any of the Guaranteed Obligations or to pursue any other remedy whatsoever at any time; (b) all rights to raise as a defense to the enforcement of this Guaranty any defense arising by reason of any disability or other defense of MPG or any other person; (c) all rights to withhold payment based on any counterclaim or set-off of any nature; (d) promptness, diligence, notice of default by MPC or any other person, notice of acceptance and any other notice with respect to this Guaranty, the Requirements Contract or the Note; (e) presentments, notices of protest and notices of every kind and nature, including, without limitation, those of any action or non-action on the part of MPC or OCP; and (f) all defenses based upon an election of remedies by OCP, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure or by deed in lieu thereof, or any election of remedies that destroys or otherwise impairs the subrogation rights of the Guarantor or the rights of the Guarantor to proceed against MPC or any other person for reimbursement, or both.

SECTION 8. RIGHT OF SET-OFF.

In addition to any rights and remedies, now or hereafter granted, under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights or remedies, OCP is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credit, indebtedness or claim, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by OCP to or for the credit or the account of the Guarantor, or any part thereof, in such amounts as OCP may elect, on account of the liabilities of the Guarantor hereunder and claims of every nature and description of OCP against the Guarantor, in any currency, arising hereunder, as OCP may elect, whether or not OCP has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The party making such set-off shall notify the Guarantor promptly of any such set-off and the application made by such party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 9. SUBORDINATION; SUBROGATION.

9.1 Subordination. Any indebtedness of, MPC now or hereafter held by the Guarantor is hereby subordinated in full to the Obligations of MPC to OCP; and such indebtedness of MPC to the Guarantor, if OCP, after an event of default has occurred, so requests, shall be collected, enforced and received by the Guarantor as trustee for OCP and be paid over to OCP on account of the Obligations of MPC to OCP, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of MPC to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

9.2 Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or the receipt of any amounts by OCP with respect to any of the Guaranteed Obligations, the Guarantor shall not be entitled to be subrogated to any of the rights of OCP against MPC or any other person liable for all or any portion of the Obligations or against any other collateral security held by OCP for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from MPC or any such other person in respect of payments made by the Guarantor in connection with the Guaranteed Obligations, or amounts realized by OCP in connection with the Guaranteed Obligations, so long as the Obligations have not been paid and performed in full. The Guarantor further agrees that to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Guarantor may have against MPC or any person of the Obligations, or against any collateral or security, shall be junior and subordinate to any rights OCP may have against MPC or any other person liable for all or any portion of the Obligations and to all right, title and interest OCP may have in any such collateral or security. OCP may use, sell or dispose of any item or collateral or security as they see fit without regard to any subrogation rights the Guarantor may have, and upon any disposition or sale, any rights of subrogation the Guarantor may have shall terminate. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been irrevocably paid, performed and discharged in full, such amount shall be held in trust for the benefit of OCP, segregated from other funds of the Guarantor, and shall forthwith upon receipt by the Guarantor be turned over to OCP in the exact form received by the Guarantor (duly endorsed by the Guarantor to OCP, if required), to be applied against the Obligations, whether matured or unmatured, in such order as OCP may (in its sole discretion) determine.

SECTION 10. TERMINATION AND RELEASE.

When the Obligations have been performed and paid in full, the Note is no longer outstanding and the Requirements Contact has terminated, and no other amount is then outstanding or owing to OCP by MPC, then, and only then, shall this Guaranty be released, at the Guarantor’s expense; otherwise, it shall remain in full force and effect. No release of this

Guaranty shall be valid unless executed by OCP. OCP, upon the Guarantor’s request and at the Guarantor’s expense, shall deliver to the Guarantor all documents reasonably necessary to evidence such release.

SECTION 11. GENERAL.

11.1 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by the Guarantor and OCP to the full extent permitted by law so that this Guaranty shall be deemed a valid, binding agreement, in each case enforceable in accordance with its terms.

11.2 Headings. The paragraph, section and caption headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11.3 No Waiver. No delay on the part of OCP in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by OCP of any right hereunder or of any default hereunder, or of any default or event of default shall be binding upon OCP unless set forth in writing and such writing expressly states that it is intended to constitute such a waiver. No failure by OCP to exercise any right shall operate as a waiver of any other or further exercise of such right. No waiver by OCP of any default hereunder of any default or event of default shall operate as a waiver of any other or further default or event of default. A waiver by OCP of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that OCP would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11.4 Waivers and Amendments. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto, provided, however, any provision of this Guaranty may be waived by OCP in a written letter or agreement executed by OCP or by facsimile transmission from OCP.

11.5 Expenses. The Guarantor agrees to pay to OCP, upon demand, the amount of any and all expenses, including the fees and expenses of counsel, that OCP may incur in connection with the amendment, modification or supplementation of this Guaranty or the exercise or enforcement of any of their respective rights or interests hereunder.

11.6 Integration. This Guaranty represents the agreement of the Guarantor, MPC and OCP with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by OCP or the Guarantor relative to subject matter hereof not expressly set forth or referred to herein, the Requirements Contract or the Note.

11.7 Benefit of Guaranty; No Assignment. This Guaranty shall inure to the benefit of, and be enforceable by, the parties hereto, and their respective successors and permitted assigns, and no other person shall be entitled to any of the benefits of this Guaranty. This Guaranty, and the obligations and rights of the Guarantor hereunder, may not be assigned by the Guarantor.

11.8 Survival. All representations and warranties made in this Guaranty and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guaranty.

11.9 Counterparts. This Guaranty may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

11.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

11.11 Waivers. The Guarantor hereby irrevocably and unconditionally (to the maximum extent not prohibited by law):

(a) agrees that service of process in any such action or proceeding may be effected by sending a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth with its signature below or at such other address of which OCP shall have been notified by the Guarantor pursuant hereto;

(b) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(c) waives any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph any special, exemplary, punitive or consequential damages.

11.12 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE GUARANTOR AND OCP HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT TO WHICH THE GUARANTOR IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

11.13 Acknowledgments. The Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty to which it is a party;

(b) OCP has no fiduciary relationship to the Guarantor, and the relationship between OCP and the Guarantor is solely that of debtor and creditor; and no joint venture exists between the Guarantor and OCP.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

PHOSPHATE HOLDINGS, INC.
as Guarantor

By:
Name:
Title:
Address for Notices: 601 Industrial Road Pascagoula, Mississippi 39568 Telephone: (228) 712-3301 Facsimile: (228) 762-4173 Attn: Robert Jones

ACCEPTED AND AGREED TO:

OFFICE CHÉRIFIEN DBS PHOSPHATES

By:
Name:
Title:

By:
Name:
Title: